POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that the undersigned hereby constitutes, designates and appoints Laurence D. Paredes of BlackRock Capital Investment Corporation (the "Company") as such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution and full power to act alone, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to execute, acknowledge, deliver and file any and all statements on Form ID (including, but not limited to, obtaining the Central Index Key ("CIK") and the CIK confirmation code ("CCC") from the Securities and Exchange Commission), Form 3, Form 4 and Form 5 and any successor forms adopted by the Securities and Exchange Commission, as may be required by the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940 and the rules thereunder, and requisite documents in connection with such statements, respecting the Company. This power of attorney supersedes any previous versions of same, and shall be valid from the date hereof until revoked by the undersigned, and shall be automatically revoked with respect to any attorney in the event that such attorney is no longer affiliated with the Company or its affiliates (as the case may be).

IN WITNESS WHEREOF, the undersigned has executed this instrument as of October 23rd, 2017.

By:	/s/ Michael Pungello

Print:	Michael Pungello